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As filed with the Securities and Exchange Commission on July 25, 2011

Registration No. 333-166123

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

Amendment No. 10
to
Form S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

TANGOE, INC.
(Exact name of registrant as specified in its charter)

Delaware	7372	06-1571143
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification No.)

35 Executive Boulevard
Orange, Connecticut 06477
(203) 859-9300
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Albert R. Subbloie, Jr.
President and Chief Executive Officer
35 Executive Boulevard
Orange, Connecticut 06477
(203) 859-9300
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
John A. Burgess, Esq. David A. Westenberg, Esq. Wilmer Cutler Pickering Hale and Dorr LLP 60 State Street Boston, Massachusetts 02109 (617) 526-6000	Mark L. Johnson, Esq. Nicole C. Brookshire, Esq. Cooley LLP 500 Boylston Street, 14th Floor Boston, Massachusetts 02116 (617) 937-2300

        Approximate date of commencement of proposed sale to the public:    As soon as practicable after this registration statement is declared effective.

          If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

          If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

          If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

          If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

          Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒ (Do not check if a smaller reporting company)	Smaller reporting company ☐

          The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

 Explanatory Note

        This Amendment is being filed solely for the purpose of filing a new Exhibit 5.1.

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 10 to registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Orange, state of Connecticut, on the 25th day of July, 2011.

TANGOE, INC.
By:	/s/ ALBERT R. SUBBLOIE, JR. Albert R. Subbloie, Jr. President and Chief Executive Officer

POWER OF ATTORNEY

        Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 10 to registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ ALBERT R. SUBBLOIE, JR. Albert R. Subbloie, Jr.	Director, President and Chief Executive Officer (Principal Executive Officer)	July 25, 2011
/s/ GARY R. MARTINO Gary R. Martino	Chief Financial Officer (Principal Financial and Accounting Officer)	July 25, 2011
* David M. Coit	Director	July 25, 2011
* Gary P. Golding	Director	July 25, 2011
* Ronald W. Kaiser	Director	July 25, 2011
* Jackie R. Kimzey	Director	July 25, 2011
* Gerald G. Kokos	Director	July 25, 2011

II-5

Signature		Title	Date

* Richard S. Pontin		Director	July 25, 2011
* Noah J. Walley		Director	July 25, 2011
*By:	/s/ ALBERT R. SUBBLOIE, JR. Albert R. Subbloie, Jr. Attorney-in-Fact

II-6

 EXHIBIT INDEX

Exhibit Number		Description
1.1	**	Form of Underwriting Agreement

2.1	**	Agreement and Plan of Merger, dated as of March 1, 2007, by and among the Registrant, Traq Wireless, Inc. and Orange Acquisition Corp.

2.2	**	Asset Purchase Agreement, dated as of July 2, 2008, by and among the Registrant, Information Strategies Group, Inc., BillingIT.com, Brian Leigh and George Germano, as amended

2.3	**	Asset Purchase Agreement, dated as of December 23, 2008, by and among the Registrant, InterNoded, Inc., Julie Palen and the Julie L. Palen Irrevocable Trust dated August 26, 2008, as amended

2.4	**	Asset Purchase Agreement, dated as of December 21, 2010, by and between the Registrant and HCL Expense Management Services Inc.

2.5	**	Asset Purchase Agreement, dated as of March 16, 2011, by and among the Registrant, Telwares, Inc. and Vercuity Solutions, Inc.

3.1	**	Amended and Restated Certificate of Incorporation of the Registrant, as amended

3.2	**	Certificate of Amendment to Amended and Restated Certificate of Incorporation of the Registrant effective June 15, 2011

3.3	**	Form of Restated Certificate of Incorporation of the Registrant to be effective as of the closing date of the offering

3.4	**	Bylaws of the Registrant

3.5	**	Form of Amended and Restated Bylaws of the Registrant to be effective upon closing of the offering

4.1	**	Specimen certificate evidencing shares of the Registrant's common stock

5.1		Opinion of Wilmer Cutler Pickering Hale and Dorr LLP

10.1	**	Amended and Restated 1999 Stock Plan, as amended

10.2	**	Form of Notice of Stock Option Grant and Stock Option Agreement under the Amended and Restated 1999 Stock Plan, as amended

10.3	**	Amended and Restated Employee Stock Option/Stock Issuance Plan, as amended

10.4	**	Form of Stock Award Option Agreement under the Amended and Restated Employee Stock Option/Stock Issuance Plan, as amended

10.5	**	Amended and Restated Executive Stock Option/Stock Issuance Plan, as amended

10.6	**	Form of Stock Option Award Agreement under the Amended and Restated Executive Stock Option/Stock Issuance Plan, as amended

10.7	**	2005 Stock Incentive Plan, as amended

10.8	**	Form of Stock Option Award Agreement under the 2005 Stock Incentive Plan, as amended

10.9	**	2011 Stock Incentive Plan

10.10	**	Form of Incentive Stock Option Agreement under the 2011 Stock Incentive Plan

Exhibit Number		Description
10.11	**	Form of Nonstatutory Stock Option Agreement under the 2011 Stock Incentive Plan

10.12	**	Eighth Amended and Restated Investor Rights Agreement, dated as of July 28, 2008, by and among the Registrant and the parties named therein, as amended

10.13	**	Warrant to Purchase Stock, issued March 30, 2004 to Comerica Bank

10.14	**	Warrant to Purchase Stock, issued March 28, 2005 to Comerica Bank

10.15	**	Warrant to Purchase Shares of Preferred Stock of Traq Wireless, Inc., issued July 28, 2005 to Venture Lending & Leasing IV, LLC (assumed by the Registrant)

10.16	**	Warrant to Purchase Stock, issued November 17, 2005 to The Bank of Southern Connecticut

10.17	**	Warrant to Purchase Stock, issued November 17, 2005 to Albert R. Subbloie, Jr.

10.18	**	Form of Warrant to Purchase Stock, issued May 23, 2006 to Bard Profit Sharing Plan, Thomas Beaumonte, Rae Ko Fairfield, Walter Fiederowicz, Christopher T. Fraser, Leonard J. Goldberg, Gary Martino, Denise S. Nesi, Scott D. Porter and PowerBridge, LLC

10.19	**	Warrant to Purchase Shares of Preferred Stock of Traq Wireless, Inc., issued June 7, 2006 to Venture Lending & Leasing IV, LLC (assumed by the Registrant)

10.20	**	Warrant to Purchase Stock, issued March 9, 2007 to ORIX Venture Finance LLC

10.21	**	Warrant to Purchase Stock, issued March 12, 2008 to Clifton Myers Enterprises, Inc. (assigned to Daniel Riscalla)

10.22	**	Warrant to Purchase Stock, issued July 28, 2008 to ORIX Venture Finance LLC

10.23	**	Form of Warrant to Purchase Stock, issued June 30, 2009 to Walter Fiederowicz, Christopher T. Fraser and Denise Nesi

10.24	+**	Stock Purchase Warrant, issued October 9, 2009 to International Business Machines Corporation, as amended

10.25	**	Lease of Improved Property, dated May 15, 2005, by and between the Registrant and Baker Properties Limited Partnership

10.26	**	Lease Agreement, dated January 12, 2009, by and between the Registrant and Met 10A-98, Ltd., as amended

10.27	**	Lease, dated July 14, 2004, by and between Information Strategies Group, Inc. and PW/MW OP SUB I, LLC, predecessors in interest to the Registrant and 20 Waterview SPE LLC, respectively, as amended

10.28	**	Lease, dated September 21, 2009, by and between the Registrant and 205-215 Lexington Avenue Associates, LLC

10.29	**	Assignment and Assumption of Lease Agreement, dated as of December 23, 2008, by and among the Registrant, InterNoded, Inc. and 1440 Main Street LLC

10.30	**	Agreement of Lease, dated October 17, 2008, by and between the Registrant and 70 Hudson Street Realty L.L.C.

10.31	**	Loan and Security Agreement, dated March 9, 2007, by and between the Registrant, Traq Wireless, Inc. and ORIX Venture Finance LLC, as amended

Exhibit Number		Description
10.32	**	Form of Indemnification Agreement between the Registrant and each of David M. Coit, Gary P. Golding, Jackie R. Kimzey, Gerald G. Kokos and Noah J. Walley

10.33	**	Form of Indemnification Agreement between the Registrant and each of Ronald W. Kaiser, Richard S. Pontin and Albert R. Subbloie, Jr.

10.34	**	Warrant to Purchase Stock, issued January 21, 2011 to ORIX Finance Equity Investors, LP

10.35	+**	Warrant to Purchase Common Stock, issued March 22, 2011 to Dell Products L.P.

10.36	**	Advised Line of Credit Note, issued February 14, 2011 to JPMorgan Chase Bank, N.A.

10.37	**	Form of Indemnification Agreement between the Registrant and each of Charles D. Gamble, Gary R. Martino, Albert M. Rossini and Scott E. Snyder

10.38	**	Executive Retention Agreement, dated July 8, 2011, by and between the Registrant and Albert R. Subbloie, Jr.

10.39	**	Executive Retention Agreement, dated July 8, 2011, by and between the Registrant and Gary R. Martino

10.40	**	Executive Retention Agreement, dated July 8, 2011, by and between the Registrant and Albert M. Rossini

10.41	**	Executive Retention Agreement, dated July 8, 2011, by and between the Registrant and Charles D. Gamble

10.42	**	Executive Retention Agreement, dated July 8, 2011, by and between the Registrant and Scott E. Snyder

21.1	**	Subsidiaries of the Registrant

23.1	**	Consent of BDO USA, LLP

23.2	**	Consent of BDO USA, LLP

23.3	**	Consent of BDO USA, LLP

23.4		Consent of Wilmer Cutler Pickering Hale and Dorr LLP (included in Exhibit 5.1)

23.5	**	Consent of Shasta Partners, LLC

24.1	**	Powers of Attorney (included on signature page)

**
Previously filed.

+
Confidential treatment requested as to certain portions, which portions have been omitted and filed separately with the Securities and Exchange Commission.

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Explanatory Note
SIGNATURES
POWER OF ATTORNEY
EXHIBIT INDEX